SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):              December 16, 2010 (December 13, 2010)

Stillwater Mining Company
 (Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(406) 373-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 13, 2010, Norimet Limited (“Norimet”), the majority stockholder of Stillwater Mining Company (the “Company”), sold 37,000,000 shares (the “Secondary Offering”) of the Company’s common stock at a public offering price of $19.50 per share, less discounts and commissions of $0.6825 per share, pursuant to an Underwriting Agreement, dated as of December 7, 2010, by and among the Company, Norimet, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC, as representatives of the underwriters named therein (the “Underwriters”).  On December 16, 2010, the Underwriters purchased an additional 3,813,222 additional shares from Norimet pursuant to their exercise of an over-allotment option.

On December 13, 2010, Norimet sold 9,000,000 shares of the Company’s common stock (the “Underlying Shares”) to UBS Securities LLC in connection with UBS AG’s offering of its Mandatorily Exchangeable Notes due 2012 pursuant to an Underwriting Agreement, dated as of December 7, 2010, by and among the Company, Norimet, UBS AG, UBS Securities LLC, as underwriter, and Credit Suisse Capital LLC.

Concurrently with the closing of the Secondary Offering and the sale of the Underlying Shares on December 13, 2010, the Stockholders Agreement, dated as of June 23, 2003, by and among the Company, Norimet and MMC Norilsk Nickel (“Norilsk”), the parent of Norimet, automatically terminated in accordance with its terms. The Stockholders Agreement governed the terms of Norimet’s investment in the Company, and was terminated pursuant to Section 6.8 thereof, which provides that the Stockholders Agreement shall remain in effect for so long as Norimet, Norilsk and any of their affiliates, together, own at least 10% of the outstanding voting securities of the Company.

Following the Underwriters’ purchase of the over-allotment shares on December 16, 2010, Norimet, Norilsk and their affiliates, as a group, did not own any shares of common stock of the Company but owned $80 million aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2028.

On December 16, 2010, the Registration Rights Agreement, dated as of June 23, 2003, by and between the Company and Norimet, automatically terminated in accordance with its terms. The Registration Rights Agreement governed the registration under the Securities Act of 1933 of shares of common stock issued to Norimet pursuant to the Stock Purchase Agreement, dated as of November 20, 2002, by and among the Company, Norimet and Norilsk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated:	December 16, 2010	By:	/s/ John R. Stark
Name:	John R. Stark
Title:	Executive Vice President and
Chief Commercial Officer